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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2017, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-218425) and related Prospectus of Blue Apron Holdings, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP
New York, New York
June 28, 2017

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  Exhibit 23.1